Exhibit 99.1


                                                                 PRESS RELEASE


CONTACT:  Martin M. Shea                                 FOR IMMEDIATE RELEASE
          Triarc Companies, Inc.
          212/230-3030

                     TRIARC SUBSIDIARY HAS REDEEMED BONDS

     NEW YORK, NY --  February 22, 1996 -- Triarc Companies, Inc. (NYSE:
TRY) and its subsidiary Southeastern Public Service Company (SEPSCO), today announced that SEPSCO has completed the redemption of all of its outstanding 11-7/8% Senior Subordinated Debentures due February 1, 1998. There were outstanding $36 million principal amount of Debentures. As previously announced, funding for the redemption was provided, in part, from proceeds of a $36 million borrowing by National Propane Corporation, a subsidiary of Triarc, under its existing bank facility, with the balance being funded directly by SEPSCO. SEPSCO also intends to cease being a reporting company under the Securities and Exchange Act of 1934, as amended, as soon as SEPSCO completes certain required filings with the Securities and Exchange Commission.

     Through its four core businesses, restaurants (Arby's, Inc.), beverages (Royal Crown Company, Inc. and Mistic Brands, Inc.), textiles (Graniteville Company) and liquefied petroleum gas (National Propane Corporation), Triarc Companies, Inc. currently has annual revenues of more than $1 billion.

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